UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2015

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In anticipation of the planned August 1, 2015 spin-off of Lumentum Holdings Inc. (“Lumentum”) as an independent publicly-traded company, on July 28, 2015, the Board of Directors (the “Board”) of Lumentum approved an amendment to its Certificate of Incorporation to effect the capitalization intended for its commencement of trading on The NASDAQ Stock Market on Tuesday, August 4, 2015. Specifically, the amendment to the Certificate of Incorporation (a) effected a 58,758,044-for-1000 forward stock split pursuant to which each one thousand (1,000) issued and outstanding shares of common stock of Lumentum (the “Common Stock”) became fifty eight million, seven hundred and fifty eight thousand and forty four (58,758,044) issued and outstanding shares of Common Stock; and (b) increased the authorized number of total shares of Common Stock from one thousand (1,000) shares to nine hundred ninety million (990,000,000) shares of Common Stock and authorize ten million (10,000,000) shares of Preferred Stock, all as set forth in the Certificate of Amendment to Certificate of Incorporation of Lumentum (the “Amendment”). The Amendment became effective on July 28, 2015. This summary is qualified in its entirety by reference to the Amendment, which is included with this report as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is provided as part of this Form 8-K:

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lumentum Holdings Inc.

/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer

August 3, 2015